Exhibit 10.33

AMENDMENT NO. 1

THIS AMENDMENT NO. 1 dated as of May 2nd, 2003 (this “Amendment”) of the Credit Agreement referenced below is by and among ICT GROUP, INC., a Pennsylvania corporation (the “Borrower”), the Guarantors and the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, an $85 million revolving credit facility has been established in favor of the Borrower pursuant to the terms of that Credit Agreement dated as of April 25, 2001 (as amended and modified, the “Credit Agreement”) among the Borrower, the Guarantors, the Lenders and the Administrative Agent;

WHEREAS, the Borrower has requested certain modifications to the terms of the Credit Agreement; and

WHEREAS, the Required Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1 Amendments to the Credit Agreement. The Credit Agreement is hereby amended in the following respects:

1.1 The definition of Consolidated EBITDA in Section 1.1 is amended to read as follows:

“Consolidated EBITDA” means, for any period for the Consolidated Group, the sum of (i) Consolidated Net Income, plus (ii) to the extent deducted in determining net income, (A) Consolidated Interest Expense, (B) taxes and (C) depreciation and amortization, in each case on a consolidated basis determined in accordance with GAAP; but excluding, for purposes of determining compliance with the financial covenants hereunder, charges of up to $12.85 million, which charges were non-cash when recorded, related to the lawsuit pending against the Borrower in the Circuit Court of Berkeley County, West Virginia and related tax effects thereon. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

1.2 Section 7.11(b) is amended to read as follows:

(a) Consolidated Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, the Consolidated Fixed Charge Coverage Ratio shall be not less than:

Fiscal Quarter Ending	Consolidated Fixed Charge Coverage Ratio
From the Closing Date through March 31, 2003	1.75:1.0
From April 1, 2003 through September 30, 2003	1.5:1.0
Thereafter	1.75:1.0

SECTION 2 Conditions Precedent.

2.1 This Amendment shall be effective immediately upon receipt by the Administrative Agent, in form and substance satisfactory to the Administrative Agent, of each of the following:

(a) Counterparts of this Amendment duly executed by each of the Credit Parties and the Required Lenders; and

(b) An amendment fee, for the ratable benefit of each Lender (including Bank of America) that consents to this Amendment on or before May 2, 2003 (the “Consenting Lenders”), of 5 basis points on the aggregate amount of the Consenting Lenders’ Revolving Commitments.

SECTION 3 Miscellaneous.

3.1 The Credit Parties hereby affirm that, after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period).

3.2 Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

3.3 The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC.

3.4 This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart and shall constitute a representation that such party’s original executed counterpart will be delivered promptly.

3.5 This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	ICT GROUP, INC., a Pennsylvania corporation

	By:	/s/ VINCENT A. PACCAPANICCIA
	Name:	Vincent A. Paccapaniccia
	Title:	Executive Vice President & CFO

GUARANTORS:	YARDLEY ENTERPRISES, INC., a Delaware corporation ICT CONNECTEDTOUCH.COM LLC, a Pennsylvania limited liability company HARVEST RESOURCES, INC., a Delaware corporation

	By:	/s/ VINCENT A. PACCAPANICCIA
	Name:	Vincent A. Paccapaniccia
	Title:	Director of each Guarantor

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ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent

	By:	/s/ MICHAEL BRASHLER
	Name:	Michael Brashler
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., individually in its capacity as a Lender

	By:	/s/ ROBERT S. SEARSON
	Name:	Robert M. Searson
	Title:	Senior Vice President

FLEET NATIONAL BANK:

	By:	/s/ MARK MCLAUGHLIN
	Name:	Mark McLaughlin
	Title:	Senior Vice President

SOVEREIGN BANK

	By:	/s/ MICHELE A. WALCOTT
	Name:	Michele A. Walcott
	Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

	By:	/s/ ROBERT M. WALKER
	Name:	Robert M. Walker
	Title:	Vice President

BANK LEUMI USA

	By:	/s/ JOHN KOENIGSBERG
	Name:	John Koenigsberg
	Title:	First Vice President

	By:	/s/ PHYLLIS ROSENFELD
	Name:	Phyllis Rosenfeld
	Title:	Vice President